Preliminary Copy

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           Merrill Lynch & Co., Inc.
                 ---------------------------------------------
               (Name of Registrant as Specified In Its Charter)



                 --------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act
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     paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                                           Preliminary Copy

                                                                       LOGO


















                                                                       2001
                                                            PROXY STATEMENT










                                                Annual Meeting of Stockholders
                                                        April 27, 2001



                                                   Merrill Lynch & Co., Inc.
                                                Conference and Training Center
                                                   Plainsboro, New Jersey

                                                            Preliminary Copy









                                           March 16, 2001


Dear Stockholder:

         We cordially invite you to attend Merrill Lynch's Annual Meeting of Stockholders. The meeting will be held on Friday, April 27, 2001, at 10 a.m., at the Merrill Lynch Conference and Training Center, 800 Scudders Mill Road, Plainsboro, New Jersey.

         At the meeting, you will vote on a number of important matters described in the attached proxy statement. There also will be an opportunity for you to ask questions about our business and to comment on any aspect of company affairs.

         Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the meeting in person, please vote your proxy by telephone (1-800-474-7492), by internet (at www.proxyvote.com), or by completing and returning your proxy card, so that your shares are represented.

         We look forward to receiving your vote and seeing you at the meeting. If you need directions to the meeting, or have a disability that may require special assistance, please contact our Corporate Secretary, Andrea L. Dulberg, at 222 Broadway, 17th Floor, New York, New York 10038-2510; telephone: (212) 670-0432 or 0433; email address: corporatesecretary@exchange.ml.com.

                                             Sincerely,


                                             (Facsimile Signature)


                                             DAVID H. KOMANSKY
                                             Chairman of the Board and
                                             Chief Executive Officer

                                                            Preliminary Copy



                  Notice of Annual Meeting of Stockholders
                                April 27, 2001


         MERRILL LYNCH & CO., INC.'s Annual Meeting of Stockholders will be held on Friday, April 27, 2001, at 10 a.m. The meeting will take place at the Merrill Lynch Conference and Training Center, 800 Scudders Mill Road, Plainsboro, New Jersey.

         At the meeting, you will be asked to:

     o elect three directors to the Board of Directors, each for a three-year term,

     o   increase the authorized number of shares of our common stock,

     o increase the number of shares of our common stock that may be issued under our employee stock purchase plan,

     o   act on a stockholder proposal, and

     o   consider any other business properly brought before the meeting.

         The accompanying proxy statement describes the matters being voted on and contains other information that may be helpful to you.

         The close of business on February 27, 2001 was the record date for determining stockholders entitled to vote at the Annual Meeting. A list of those stockholders will be available at the offices of Merrill Lynch Investment Managers, L.P., located at 800 Scudders Mill Road, Plainsboro, New Jersey, from April 17, 2001 until the meeting. This list also will be available at the meeting.

                                     By order of the Board of Directors


                                              ANDREA L. DULBERG
                                             Corporate Secretary



New York, New York
March 16, 2001


         We included public notice of the date of the Annual Meeting in our Mid-Year Report to Stockholders, which was mailed on August 22, 2000. We also included notice of the meeting in our Quarterly Report on Form 10-Q for the period ended September 29, 2000, which we filed with the Securities and Exchange Commission on November 13, 2000.

                                                            Preliminary Copy



                               TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
INFORMATION ABOUT OUR ANNUAL MEETING...............................................................      1


MATTERS REQUIRING STOCKHOLDER ACTION

Election of Directors..............................................................................      4

                  Nominees for Election to the Board of Directors..................................      4

                  Members of the Board of Directors Continuing in Office...........................      6

A Description of Our Committees....................................................................      8

Audit Committee Report ............................................................................     10

Our Proposal to Authorize Additional Shares of Common Stock........................................     11

Our Proposal to Authorize Additional Shares for Our Employee Stock Purchase Plan...................     12

Stockholder Proposal...............................................................................     13


BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Ownership by Our Directors and Executive Officers..................................................     14

Owners of More than 5% of Our Common Stock.........................................................     15


COMPENSATION

Management Development and Compensation Committee Report on Executive Compensation.................     16

Executive Compensation.............................................................................     18

Compensation of Directors..........................................................................     22

Compensation Committee Interlocks and Insider Participation........................................     23


OTHER MATTERS

Performance Graph..................................................................................     24

Certain Transactions...............................................................................     25

Fees Paid to Our Independent Auditors..............................................................     26

Stockholder Proposals for the 2002 Annual Meeting..................................................     26


EXHIBIT

Audit Committee Charter..................................................................        Exhibit A

                                                            Preliminary Copy


                     INFORMATION ABOUT OUR ANNUAL MEETING
 (share figures as of December 29, 2000 are used for this preliminary filing)


Who is soliciting my vote?

     The Board of Directors of Merrill Lynch is soliciting your vote for our 2001 Annual Meeting of Stockholders.

What will I vote on?

     You are being asked to vote on:

o    The election of three directors to our Board of Directors.

o    An increase in our authorized common stock.

o An increase in the number of shares of common stock that may be issued under our employee stock purchase plan.

o    A stockholder proposal.

How many votes do I have?

     You have one vote for every share of common stock you owned on the record date.

When was the record date for the Annual Meeting?

     The close of business on February 27, 2001 was the record date for determining those stockholders who are entitled to vote at the Annual Meeting and at any adjournment.

How many votes can be cast by all stockholders?

     A total of 812,608,931 votes may be cast, consisting of:

o One vote for each of the 807,954,553 shares of our common stock, par value $1.33 1/3 per share, which were outstanding on the record date.

o One vote for each share of the 4,654,378 exchangeable securities issued by one of our Canadian subsidiaries. Each share is exchangeable into, and has voting rights equivalent to, one share of our common stock.

     There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

     A majority of the votes that can be cast, or 406,304,466 votes, is needed to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that enough votes will be present to hold the meeting.

How do I vote?

     You may vote at the Annual Meeting by proxy or in person.

     To vote by proxy, you may use:

o    the enclosed proxy card,

o    your telephone, or

o    the internet.

     If you use the enclosed proxy card, you must sign and date it, and return it to us in the enclosed postage-paid envelope. You will find instructions for voting by telephone or the internet on the proxy card.

     If you want to vote in person at the meeting, and you hold your stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

How many votes will be required to elect a director or to adopt a proposal?

o A plurality of the votes cast at the Annual Meeting will be required to elect each director to the Board of Directors.

o A majority of the votes that can be cast, or 406,304,466 votes, as well as a majority of the common stock, or 403,977,277 votes, will be required to adopt the proposal to increase the number of shares of common stock that we are authorized to issue.

o A majority of the shares represented at the meeting and entitled to vote will be required to adopt the other proposals and other matters properly raised at the meeting.

Can I change my vote?

     Yes. Just cast a new vote by telephone or internet or send a new proxy card with a later date. You may also send a written notice of revocation to Andrea L. Dulberg, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510. If you attend the Annual Meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I do not indicate my vote for some of the matters on my proxy card?

     If you return a signed proxy card without indicating your vote, your shares will be voted:

o for the election of the three persons named under the caption "Election of Directors - Nominees for Election to the Board of Directors",

o for our proposal to increase the number of shares of our common stock that we are authorized to issue,

o for our proposal to increase the common stock that may be issued under our employee stock purchase plan, and

o    against the stockholder proposal.

What if I withhold my vote, or vote to "abstain"?

     In the election of directors, you can vote for the three directors named on the proxy card, or you can indicate that you are withholding your vote. Withheld votes will not affect the election of directors.

     In connection with any proposal, you may vote for or against the proposal, or you may abstain from voting on the proposal. An abstention from voting on a proposal will have the effect of a vote against that proposal.

What happens if I do not vote and do not attend the Annual Meeting?

     If you do not vote shares held in your name, those shares will not be voted.

     If you do not vote and Merrill Lynch, Pierce, Fenner & Smith Incorporated is your broker, it will vote your shares on matters other than the stockholder proposal in proportion to the votes cast by other stockholders who hold their shares in accounts at Merrill Lynch, Pierce, Fenner & Smith. If you do not vote and your shares are held through any other broker, your broker can vote your shares on matters other than the stockholder proposal. No broker may vote on the stockholder proposal without your specific instructions.

     If you do not vote your shares held through a broker and your broker does not vote them, the votes will be "broker non-votes". Broker non-votes will:

o count as a vote against our proposal to increase the number of shares of common stock that we may issue, and

o    have no effect on any other matter that may be voted on at the meeting.

Will my votes be confidential?

     Yes. Your votes will be tabulated by an independent agent and will not be disclosed to our directors or employees, except for a very limited number of employees involved in coordinating the voting tabulation process. Our confidentiality policy does not apply to certain matters, such as contested elections or disputed votes.

Could other matters be decided at the Annual Meeting?

     Our by-laws require prior notification of a stockholder's intent to request a vote on other matters at the meeting. The deadline for notification is March 8, 2001. If any other matters arise at the meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders.

Will Merrill Lynch's auditors participate in the Annual Meeting?

     Yes. The Board of Directors, upon the recommendation of its Audit Committee, has selected Deloitte & Touche LLP as our independent auditors for the 2001 fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, and will have an opportunity to make a statement and to answer your questions.

What happens if the Annual Meeting is postponed or adjourned?

     Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who will pay the expenses incurred in connection with the solicitation of my vote?

     Merrill Lynch pays the cost of preparing proxy materials and soliciting your vote. Georgeson and Co., Inc. has been retained (for a fee of $22,000, plus expenses) to act as a proxy solicitor. Certain directors, officers or employees of Merrill Lynch or its subsidiaries may also solicit your vote in person, by telephone or by other means, but will not be paid. We reimburse brokers, including our subsidiary Merrill Lynch, Pierce, Fenner & Smith Incorporated, and other nominees for the cost of mailing materials to beneficial owners of our common stock under the rules of the New York Stock Exchange, Inc. We also pay all Annual Meeting expenses. You may incur telephone or internet access charges if you vote by telephone or the internet.

Do any stockholders beneficially own more than 5% of our common stock?

     Yes. State Street Bank and Trust Company, as trustee of various Merrill Lynch employee benefit plans and as trustee or discretionary advisor to non-Merrill Lynch related accounts, beneficially owns more than 5% of our common stock. For details of this ownership, please see "Beneficial Ownership of Our Common Stock".

                     MATTERS REQUIRING STOCKHOLDER ACTION


                             Election of Directors


         Our Board of Directors has three classes. One class is elected each year, and each class serves for a term of three years.

         The Board of Directors has nominated each of the people named below for a three-year term ending in 2004. Seven of our current directors will continue to serve in accordance with previous elections. One director will retire at the start of the Annual Meeting and our Board of Directors will be reduced to ten members. The biographical information presented below for the director nominees and for the directors continuing in office is based upon information we received from the nominees and directors. Unless otherwise indicated, the offices listed are offices of Merrill Lynch. While we do not anticipate that any of the nominees will be unable to take office, if that is the case your shares will be voted in favor of another person or other persons nominated by the Board of Directors.

                Nominees for Election to the Board of Directors

                    for a Three-Year Term Expiring in 2004*

                                    Position, principal occupation, business
      Name and age                           experience and directorships
------------------------         -------------------------------------------------------

David H. Komansky (61)         Chairman of the Board and Chief Executive Officer

                               o  Director since 1995
                               o  Chairman of the Board since April 1997
                               o  Chief Executive Officer since December 1996
                               o  President and Chief Operating Officer from January 1995 to April 1997
                               o  Other Directorship: Schering-Plough Corporation

Robert P. Luciano (67)           Corporate Director and Chairman Emeritus of Schering-Plough Corporation

                                 o   Director since 1989
                                 o   Chairman Emeritus of Schering-Plough Corporation, a health and personal care products company
                                 o   Chief Executive Officer of Schering-Plough Corporation from February 1982 to January 1996
                                 o   Chairman of the Board of Schering-Plough Corporation from January 1984 to
                                     November 1998
                                 o   Other Directorships: Schering-Plough Corporation, Honeywell International
                                     Inc. and C. R. Bard, Inc.

David K. Newbigging (67)         Chairman of the Board of Friends' Provident Life Office

                                 o   Director since 1996
                                 o   Chairman of the Board of Friends' Provident Life Office, a United
                                     Kingdom-based life assurance company
                                 o   Chairman of the Board of Equitas Holdings Limited, the parent company of a group of reinsurance companies based in the United Kingdom, from
                                     1995 to 1998



                                    Position, principal occupation, business
      Name and age                           experience and directorships
------------------------         -------------------------------------------------------

                                 o   Chairman of the Board of Rentokil Group PLC, an international support services group based in the United Kingdom, from 1987 to 1994
                                 o   Chairman of the Board and Senior Managing Director of Jardine, Matheson &
                                     Co. Limited, a Hong Kong-based international trading, industrial and financial services group, from 1975 to 1983
                                 o   Other Directorships: Chairman of the Board of Faupel Trading Group PLC and
                                     Thistle Hotels PLC, Deputy Chairman of Benchmark Group PLC and director of
                                     Ocean Energy, Inc. and Paccar Inc.


* Mr. Komansky currently serves on the Board of Directors in the class with terms expiring in 2002. To better balance the classes, Mr. Komansky is nominated for election this year. Upon his election, the class of 2002 will then be reduced to three members.


            Members of the Board of Directors Continuing in Office

                          With Terms Expiring in 2002


                                  Position, principal occupation, business
      Name and age                         experience and directorships
------------------------       -------------------------------------------------------

Jill K. Conway (66)            Visiting Scholar, Massachusetts Institute of Technology

                               o  Director since 1978
                               o  Visiting Scholar, Massachusetts Institute of Technology since 1985
                               o  President of Smith College from July 1975 to June 1985
                               o  Other Directorships: Colgate-Palmolive Company and NIKE, Inc.


George B. Harvey (69)          Corporate Director and Chairman of the Board, Retired, of Pitney Bowes Inc.

                               o  Director since 1993
                               o  Chairman of the Board of Pitney Bowes Inc., a provider of mailing, office and logistics systems and management and financial services, from 1983 to December
                                  1996
                               o  President and Chief Operating Officer of Pitney Bowes Inc. from 1981 to May
                                  1996
                               o  Other Directorships: Massachusetts Mutual Life Insurance Company, The
                                  McGraw-Hill Companies, Inc. and Pfizer Inc.

John L. Steffens (59)          Vice Chairman of the Board and Chairman of U.S. Private Client Group

                               o   Director since 1997
                               o   Vice Chairman of the Board since April 1997
                               o   Chairman of U.S. Private Client Group since February 2000
                               o   President of U.S. Private Client Group from April 1997 to February 2000
                               o   Executive Vice President, Private Client Group from October 1990 to April 1997





            Members of the Board of Directors Continuing in Office

                          With Terms Expiring in 2003


                                         Position, principal occupation, business
      Name and age                              experience and directorships
------------------------             -------------------------------------------------------

W.H. Clark (68)                      Corporate Director and Chairman of the Board, Retired, of Nalco Chemical Company

                                     o   Director since 1995
                                     o   Chairman of the Board of Nalco Chemical Company, a producer of specialty chemicals, from 1984 to 1994
                                     o   Chief Executive Officer of Nalco Chemical Company from 1982 to 1994
                                     o   President of Nalco Chemical Company from 1984 to 1990
                                     o   Other Directorships:  Bethlehem Steel Corporation, Georgia Pacific
                                         Corporation, Millennium Chemicals Inc. and Ultramar Diamond Shamrock
                                         Corporation

Stephen L. Hammerman (63)            Vice Chairman of the Board

                                     o   Director since 1985
                                     o   Vice Chairman of the Board since April 1992
                                     o   General Counsel since October 1984


Aulana L. Peters (59)                Corporate Director and Member, Public Oversight Board of AICPA

                                     o   Director since 1994
                                     o   Partner in the law firm of Gibson, Dunn & Crutcher LLP from 1980 to
                                         1984 and from 1988 to 2000
                                     o   Commissioner of the U.S. Securities and Exchange Commission from 1984 to 1988
                                     o   Other Directorships: Callaway Golf Company, Minnesota Mining and
                                         Manufacturing Company (3M) and Northrop Grumman Corporation

John J. Phelan, Jr. (69)             Corporate Director and Senior Adviser to the Boston Consulting Group

                                     o   Director since 1991
                                     o   Senior Adviser to the Boston Consulting Group since October 1992
                                     o   Member of the Council on Foreign Relations since 1988
                                     o   President of the International Federation of Stock Exchanges from
                                         January 1991 to January 1993
                                     o   Chairman and Chief Executive Officer of the New York Stock Exchange,
                                         Inc. from May 1984 to December 1990
                                     o   Other Directorships: Eastman Kodak Company and Metropolitan Life
                                         Insurance Company


     William Hoover, age 71, has served as a director since 1995 and will continue to serve until the start of the 2001 Annual Meeting. Mr. Hoover is the Chairman of the Executive Committee of Computer Sciences Corporation, a provider of information technology consulting, systems integration, and outsourcing to industry and government. Mr. Hoover serves as a director of Computer Sciences Corporation, Rofin-Sinar Technologies, Inc. and Storage Technology Corporation.

                        A Description of Our Committees


         In addition to the Executive Committee, the Board of Directors has appointed other standing committees. These other committees, and certain of their principal functions, are described below.


         Our Audit Committee:

     o reviews our annual consolidated financial statements with management and our independent auditors.

     o recommends the appointment and monitors the performance, independence, and fees of our independent auditors, and monitors the professional services they provide.

     o monitors our system of internal accounting controls and oversees and evaluates the internal audit function.

     o monitors compliance with risk management and compliance policies and procedures and oversees and evaluates management and compliance functions.

     o discharges other responsibilities including those described under the caption "Audit Committee Report".


         Our Finance Committee:

     o reviews, makes recommendations about and approves our policies regarding financial commitments and other expenditures.

     o reviews and approves financial commitments, acquisitions, divestitures and proprietary investments in excess of specified dollar amounts.

     o oversees our corporate funding policy, securities offerings, financial commitments and related matters.

     o reviews procedures for implementing and monitoring adherence to corporate funding policies.


         Our Management Development and Compensation Committee:

     o reviews, recommends and oversees employee compensation programs, policies and practices, including salary, incentive compensation, stock related plans including stock option and stock bonus plans, retirement, health and welfare programs.

     o makes grants under the Merrill Lynch & Co., Inc. Long-Term Incentive Compensation Plans and other stock-based compensation plans.

     o reviews management development programs and executive succession plans and certain senior management appointments.

     o discharges other responsibilities described under the caption "Management Development and Compensation Committee Report on Executive Compensation".


         Our Public Policy and Responsibility Committee:

     o assists the Board of Directors and senior management in overseeing Merrill Lynch's fulfillment internationally of its principles of Respect for the Individual, Teamwork, Responsible Citizenship and Integrity.

     o reviews and, where appropriate, makes recommendations regarding our political and charitable contribution policies, and our policies, practices and actions as they relate to social and public policy issues that affect our business around the world.

         Our Nominating Committee:

     o identifies and recommends potential candidates to serve on the Board of Directors, with a view toward maintaining a desirable balance of expertise among the directors.

     o makes recommendations to the Board of Directors relating to the membership of committees of the Board of Directors.

         The Nominating Committee considers nominees recommended by our stockholders. To submit recommendations for the 2002 Annual Meeting of Stockholders, you may write to Andrea L. Dulberg, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510; email address: corporatesecretary@exchange.ml.com.


                              -------------------


         The following table shows the membership and the number of meetings of each of our committees during the 2000 fiscal year, including, in the case of the Nominating Committee, action taken by consent. The Board of Directors held 11 meetings in 2000. Each director attended at least 75 percent of the total number of meetings of the Board of Directors and board committees of which he or she was a member in 2000.


                                               Management Development and     Public Policy and
    Director         Audit*     Finance*            Compensation                Responsibility          Nominating
-----------------    -------    ---------      --------------------------     ------------------        -----------
Mr. Clark**                                                X
Mrs. Conway                                                X                                              Chair
Mr. Harvey                                                 X                          X                     X
Mr. Hoover               X          X
Mr. Luciano                                              Chair                                              X
Mr. Newbigging           X          X                                               Chair
Mrs. Peters              X          X                                                 X
Mr. Phelan             Chair      Chair
2000 meetings            8          8                      8                          3                     3



* On June 5, 2000 the Board of Directors approved the separation of the Audit and Finance Committee into two committees, the Audit Committee and the Finance Committee.

** Mr. Clark was a member of the Audit and Finance Committee through June 5, 2000, at which time he became a member of the Management Development and Compensation Committee.

                            Audit Committee Report


         The Audit Committee (the "Committee") is comprised of four independent directors and operates under a written charter, which is attached as Exhibit A. The Committee recommends to the Board of Directors the selection of Merrill Lynch's independent auditors.

         In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements for Merrill Lynch for the fiscal year ended December 29, 2000 with Merrill Lynch's management and Deloitte & Touche LLP ("Deloitte & Touche"), our independent auditors.

         The Committee has discussed with Deloitte & Touche the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with Deloitte & Touche its independence from Merrill Lynch and its management.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for Merrill Lynch for the fiscal year ended December 29, 2000 be included in our 2001 Annual Report to Stockholders which will be incorporated by reference into our Annual Report on Form 10-K for the year ended December 29, 2000 for filing with the Securities and Exchange Commission.



Audit Committee

John J. Phelan, Jr., Chairman
William R. Hoover
David K. Newbigging
Aulana L. Peters

          Our Proposal to Authorize Additional Shares of Common Stock


         The Board of Directors recommends that the stockholders adopt an amendment to Article IV of our restated certificate of incorporation to increase the number of authorized shares of common stock to 3,000,000,000 shares.

         The table below shows, as of December 29, 2000, Merrill Lynch's current and proposed authorized and outstanding capital stock (after giving effect to our most recent stock split). It shows stock of a subsidiary that is exchangeable into common stock and stock currently available or subject to awards under stockholder-approved plans (other than the 25,000,000 share increase to the authorized shares for the Merrill Lynch & Co., Inc. Employee Stock Purchase Plan that we are asking stockholders to approve at this meeting).



                                                                             Available or subject to
                                                                                  awards under
                                                    Outstanding on           stockholder-approved
     Security                  Authorized          December 29, 2000                plans                Proposal
-----------------            -------------------   -----------------------   -------------------------  ----------
Common Stock                  1,000,000,000         807,954,553                  119,320,779          3,000,000,000
Preferred Stock                  25,000,000              42,500                      0                    Unchanged
Exchangeable Stock                                    4,654,378                      0                    Unchanged
Total Capital Stock           1,025,000,000                                                           3,025,000,000


         The Board of Directors believes that the increase in our authorized shares of common stock will maintain Merrill Lynch's financing and capital raising flexibility and facilitate future stock splits, capital raising, acquisitions and other corporate purposes and, therefore, is in the best interests of Merrill Lynch. If our certificate of incorporation is amended, the additional shares will be available for:

     o   issuance in connection with stock splits

     o   issuance to obtain funds for our present and future operations

     o   use in connection with acquisitions of businesses or properties

     o   any other proper corporate purpose

         Merrill Lynch has no present agreements to issue the additional shares to be authorized by this proposal. Merrill Lynch will issue additional shares of common stock if the Board of Directors determines the issuance would be in the best interests of Merrill Lynch and you, our stockholders.

         Any newly authorized shares of common stock will have voting and other rights identical to those of the currently authorized shares of common stock. Under our certificate of incorporation, holders of common stock do not have preemptive rights. As is true for shares presently authorized, any issuance of additional shares of our common stock could dilute the equity of the outstanding shares of common stock.

         The Board of Directors recommends a vote FOR the adoption of our proposal to authorize additional shares of common stock.

         Our Proposal to Authorize Additional Shares for Our Employee
                             Stock Purchase Plan


         The Board of Directors recommends that the stockholders adopt an amendment to our 1986 Merrill Lynch & Co., Inc. Employee Stock Purchase Plan to increase the number of shares of common stock available for our employees under the plan by 25,000,000 shares.

         This plan has assisted Merrill Lynch's efforts to attract and retain highly talented employees, and has significantly increased the interest of participating employees in the continuing success of Merrill Lynch. The plan was approved by our stockholders in April 1987. Our stockholders voted to increase the number of shares available for sale under the plan in 1989, and again in 1991.

         As of December 29, 2000, a total of 93,803,986 shares of our common stock had been purchased by employees under plan since inception, and 6,796,014 shares of common stock were available for issuance under the plan. In order to provide an adequate number of shares for future issuance and sale to employees, the Board of Directors now seeks your approval to amend the Employee Stock Purchase Plan:

         o to increase the number of shares authorized under the Plan by 25,000,000 shares for a total of 125,600,000 authorized shares.

         The plan is a broad-based plan and provides Merrill Lynch employees with an opportunity to purchase shares of our common stock through regular payroll deductions of up to 10% of their annual eligible compensation. These amounts are applied to the purchase of our common stock under the plan on designated investment dates. The shares used under the plan may be either shares that you authorized but that have not yet been issued or shares that have been repurchased and held in treasury.

         Purchase price: 85% of the average of the high and low price of Merrill Lynch common stock on each investment date.

         Maximum annual payroll deduction per participant: $21,250 per employee.

         Eligible employees: virtually all regular employees and certain part-time employees of Merrill Lynch and our domestic subsidiaries employed at least one year and employees of our foreign subsidiaries who are designated by the Management Development and Compensation Committee.

         Number of participating employees: 9,096 employees as of January 31, 2001.

         Number of eligible employees: 58,941.

         Tax treatment for U.S. employees: If shares are sold two years or more after the purchase date, the 15% discount is ordinary income, any further profit is a long-term capital gain and any loss is treated as a long-term capital loss. If shares are sold before two years have elapsed since the purchase date, the discount is taxed as ordinary income (even where there is a loss). Any profit above the 15% discount is taxed as a short-term or long-term capital gain, depending on how long the shares were held. Any loss, after including the 15% discount as ordinary income, is treated as a capital loss.

         Tax treatment for Merrill Lynch: Merrill Lynch is entitled to a deduction equal to the full 15% discount.

         This is only a summary of the terms of the plan. A copy of the entire plan, as we propose to amend it, may be obtained by writing to Andrea L. Dulberg, Corporate Secretary, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510 or by sending an email to corporatesecretary@exchange.ml.com.

         Three of our executive officers, including E. Stanley O'Neal, currently participate in the plan. The maximum value received by these executive officers in 2001 will not exceed the maximum value to any other plan participant as described above.

         The Board of Directors recommends a vote FOR the adoption of our proposal to authorize additional shares for our Employee Stock Purchase Plan.

                             Stockholder Proposal

         Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, who holds 800 shares of common stock, has given notice of her intention to propose the following resolution at the Annual Meeting:

         RESOLVED: "That the stockholders of Merrill Lynch, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The following statement has been submitted by Mrs. Davis in support of the resolution:

         REASONS: "Many states have mandatory cumulative voting, so do National Banks."

         "In addition, many corporations have adopted cumulative voting."

         "Last year the owners of 81,346,817 shares, representing approximately 32.6% of shares voting, voted FOR this proposal."

         "If you AGREE, please mark your proxy FOR this resolution."

                              ------------------

        For the reasons stated below, the Board of Directors recommends a vote AGAINST the adoption of this stockholder proposal.

         A similar proposal has been rejected at our past annual meetings fifteen times by you, our stockholders, each time by a substantial majority. The important reasons for rejecting this proposal in the past remain important reasons for rejecting the proposal now.

         Cumulative voting may:

     o allow for the election of directors by small groups with special interests.

     o result in directors being elected who feel an obligation to represent the special interest groups that elected them, regardless of whether the furtherance of those groups' interests would benefit all of our stockholders generally.

     o create factionalism among board members and undermine their ability to work together effectively.

         In order to minimize the risks of such divisiveness, and the consequent risk of distracting our Board of Directors from management of Merrill Lynch's affairs, Merrill Lynch, like most other major corporations, elects directors by allowing each share of common stock to have one vote for each nominee. By using this method, we:

     o ensure that each director is elected by stockholders representing a plurality of all of the shares of common stock voted at the meeting.

     o   encourage accountability of each director to all of our stockholders.

     o   reduce the risk of divisive factionalism.

         In short, we believe that our current system of electing directors best serves the interests of you, our stockholders.

                   BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

               Ownership by our Directors and Executive Officers

         We encourage our directors, officers and employees to become stockholders of Merrill Lynch. We believe that this helps to align their interests with your interests, as stockholders. We also believe that this policy has been a significant factor in the returns that we have achieved for our stockholders.

         The following table contains information about the beneficial ownership of common stock, common stock options and common stock-linked units by each of our directors and certain executive officers. Information is also provided as to ownership by all of our current directors and executive officers as a group. This information is as of February 5, 2001.


                   Amount and Nature of Beneficial Ownership

    Name                          Position              Common Stock(1)    Stock Options(2)  Stock Units(3)  Total(4)
--------------------------   ----------------------    -----------------   ----------------  --------------  --------
W. H. Clark                  Director                        10,308                 0            4,770        15,078
Jill K. Conway               Director                        12,616                 0            6,515        19,131
Thomas W. Davis              Executive Vice President       485,933         1,465,567          115,777     2,067,277
Stephen L. Hammerman         Director and Vice
                             Chairman                       656,163         1,969,699           97,119     2,722,981
George B. Harvey             Director                        14,674                 0            8,428        23,103
William R. Hoover            Retiring Director               10,580                 0            6,291        16,871
David H. Komansky            Director, Chairman and
                             CEO                            710,919         4,848,669        1,101,187     6,660,775
Robert P. Luciano            Director                        15,680                 0            8,340        24,020
David K. Newbigging          Director                         9,000                 0           10,146        19,146
E. Stanley O'Neal            Executive Vice
                             President                       73,161         1,354,387           67,367     1,494,915
Jeffrey M. Peek              Executive Vice
                             President                      369,681         1,272,673          109,684     1,752,038
Aulana L. Peters             Director                         2,956                 0           18,689        21,645
John J. Phelan, Jr.          Director                        15,680                 0            6,515        22,195
John L. Steffens             Director and Vice
                             Chairman                     1,399,176         1,264,707          568,088     3,231,972
Directors and executive
officers as a group                                       6,494,668        18,309,988        2,601,020    27,405,677


(1) Includes 72,000 shares held in trusts for which Mr. Hammerman has shared voting and investment power, 29,580 shares held by a charitable foundation for which Mr. Peek has shared voting and investment power, 2,156 shares held in a trust for which Mrs. Peters has shared voting and investment power, 9,084 shares held by charitable foundations, and 10,464 shares held in custodial accounts and trusts as to which, in each case, an executive officer has shared voting and investment power. The directors and executive officers have sole voting and investment power over all other shares of common stock listed.

(2) This column includes all stock options for the directors and executive officers as a group, including 11,260,070 stock options that have or will become exercisable within 60 days of the record date and 7,049,918 stock options that will become exercisable after that date. The number of stock options exercisable within 60 days for the named individuals are as follows: Mr. Davis 704,862, Mr. Hammerman 1,369,868, Mr. Komansky 3,639,182, Mr. O'Neal 274,796, Mr.
         Peek 605,100, and Mr. Steffens 589,706.

(3) Units in the table are linked to the value of our common stock and are generally paid in shares of common stock at the end of the restricted or deferral period.

(4) No individual director or executive officer owned more than 1% of our outstanding common stock. The group of directors and executive officers owned approximately 2.2% of the outstanding common stock (excluding stock units and stock options that will not become exercisable within 60 days after the record date).

                  Owners of More than 5% of Our Common Stock


         Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

                                                                                     Beneficial     Percent of
                      Name and Address of Beneficial Owner                            Ownership       Class
                      ------------------------------------                           ----------     -----------
State Street Bank and Trust Company
(225 Franklin Street, Boston, Massachusetts 02110)
     As trustee of the Merrill Lynch Employee Stock
     Ownership Plan ("ESOP").....................................................     44,844,423(1)       5.5%

     As co-trustee of other Merrill Lynch employee benefit plans.................     39,943,791(2)       4.9%

     As trustee or discretionary advisor for certain unaffiliated accounts and
     collective investment funds.................................................     20,141,518(3)       2.5%


(1) As of February 27, 2001, 44,722,410 shares were allocated to ESOP participants and 122,013 shares were beneficially owned by the ESOP but were unallocated to participants (figures as of December 31, 2000 are used for this preliminary filing). Participants have the right to direct the voting of allocated shares by State Street. State Street is generally obligated to vote unallocated shares and allocated shares for which it has not received instructions in the same proportion as allocated shares that have directed a vote.

(2) Participants have the right to direct the voting of shares of common stock by State Street. State Street is generally obligated to vote shares for which it has not received instructions in the same proportion as shares that have directed a vote.

(3) This information is as of December 31, 2000 and was derived from a State Street SEC filing. State Street has sole voting power over 13,362,530 shares, sole dispositive power over 15,245,205 shares, shared voting power over 5,034,742 shares, and shared dispositive power over 4,896,313 shares.

               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


                        Executive Compensation Overview


Merrill Lynch's continuing status as a pre-eminent financial services company owes much to its tradition of quality leadership. Our executive compensation program is therefore designed to attract and retain highly talented individuals and to recognize performance that maintains the firm's reputation for superior results and continued success. The program supports creation of stockholder value by providing compensation based on annual financial results and long-term stock price appreciation.


Policies and Process

General

The Management Development and Compensation Committee (the "MDCC") is responsible for administering all executive officer compensation programs and plans, including the determination and approval of base salaries, cash bonuses and stock bonuses. The MDCC consists of four directors who have never been employees of Merrill Lynch and who are not eligible to participate in any of the MDCC-administered compensation programs or plans.

The MDCC reviews Merrill Lynch's executive compensation programs to align them with Merrill Lynch's annual and long-term goals. The MDCC has access to advice and counsel from independent third parties.

Compensation Components

The three elements of total compensation for Merrill Lynch executives are base salary, cash bonus and stock bonus. The MDCC has balanced these components of pay to provide Merrill Lynch's top executives with a powerful incentive to achieve annual and long-term goals that promote stockholder value.

Base Salary

Executive officer base salaries are reviewed periodically based on factors determined by the MDCC at the time of review. The relationship of salaries to total compensation enhances the motivational value of the incentive compensation elements of the program.

Cash Bonus

The cash bonus program provides a strong incentive for executive officers to deliver superior financial performance. The cash bonus is a major component of total compensation and places significant emphasis on "at risk" compensation that is dependent on organizational performance.

Stock Bonus

The stock bonus program is a critical component of the total compensation awarded to executive management. The ultimate value of restricted unit and stock option awards is dependent on future stock price performance. As such, the stock bonus aligns executive and stockholder financial interests and encourages a balance between short-term goals and long-term strategic objectives.

Executive officers are also eligible to participate in broad-based plans offered generally to Merrill Lynch employees, including retirement, investment, health, and other employee benefit plans.

Incentive Compensation Rationale

Merrill Lynch's incentive awards for executive officers are determined in accordance with a stockholder-approved performance formula that complies with Internal Revenue Service regulations regarding the tax deductibility of executive officer compensation in excess of $1 million. The MDCC assesses the performance of the CEO and all other executive officers and recommends annual cash bonus and stock bonus amounts for each individual to the Board of Directors for approval. The MDCC retains the discretion to establish executive officer incentive awards that are less than the formula amounts.

Performance factors taken into consideration for executive officer compensation may include: strategic planning, quality of client service, market share, corporate reputation, financial results, fixed expense control, capital allocation, profit margins, compliance and risk control, management development, workforce diversity, technology and innovation. The MDCC also considers the extent to which individuals exemplify and foster Merrill Lynch's principles of Client Focus, Respect for the Individual, Teamwork, Responsible Citizenship, and Integrity. All factors are considered collectively by the MDCC and are not weighted in any particular order of importance.


Compensation of the Chief Executive Officer for 2000 Performance

Based on a year-end assessment of Merrill Lynch's performance, the MDCC recommended and the Board of Directors approved CEO total compensation of $32,500,000 for performance year 2000.

The MDCC weighed a number of performance variables in determining the compensation for the CEO:

     o Merrill Lynch's year-over-year improvements in net earnings, return on equity and diluted earnings per share.
     o Various measures of financial performance relative to financial industry peer companies.
     o Measurable strategic initiatives that the MDCC identified as critical to the long-term growth of the organization.

Further, the MDCC determined an appropriate mix of CEO compensation to be 50% cash (base salary and cash bonus), 25% restricted units and 25% stock options. The number of restricted units was calculated by dividing the dollar value to be paid in restricted units by the fair market value (average of the high and low prices) of a share of Merrill Lynch common stock on January 23, 2001, the effective date of grant. The number of stock options was derived by dividing the dollar value to be paid in stock options by the same price of common stock used to determine the restricted unit grant, and multiplying the result by three.

The methodology for determining stock awards for other executive officers is the same as for the CEO except that the number of stock options was derived by dividing the dollar value to be paid in stock options by the price of common stock used to determine the restricted unit grant, and multiplying the result by four, instead of three used for the CEO.

Summary

        The CEO's compensation for performance year 2000, based on the methodology described above, consists of:


                                               Restricted           Stock
    Base Salary           Cash Bonus             Units              Options               Total
-----------------------  --------------------  ----------------    -------------       ---------
      $700,000           $15,550,000          $8,125,000           $8,125,000          $32,500,000


Management Development and Compensation Committee

Robert P. Luciano, Chairman
W.H. Clark
Jill K. Conway
George B. Harvey

                            Executive Compensation



         The following tables contain information with respect to the CEO and the four other most highly compensated executive officers of Merrill Lynch.

                                                     Summary Compensation Table

                                                                                           Long-Term
                                                                                         Compensation
                                                   Annual Compensation                     Awards(1)
                                              ---------------------------------    ---------------------------
                                                                                   Restricted     Securities
                                                                                   Securities     Underlying      All Other
        Name and Principal Position           Year      Salary       Bonus(1)       (2)(3)(4)      Options     Compensation(5)
-----------------------------------------     -------  -----------  ----------    ------------    ------------ ---------------
David H. Komansky.........................    2000      $700,000    $ 15,550,000    $8,380,400      314,263     $     29,939
   Chairman of the Board and                  1999       700,000       8,234,000     2,100,704      656,320        8,518,478
   Chief Executive Officer                    1998       700,000       4,535,321     1,104,554      409,160           19,100

Thomas W. Davis............................   2000      $350,000    $  9,650,000    $5,157,200      257,857     $     19,659
   Executive Vice President                   1999       300,000       5,765,000     1,470,270      381,580        3,855,533
                                              1998       300,000       2,645,000       627,613      204,240           14,300

E. Stanley O'Neal..........................   2000      $350,000    $  9,650,000    $1,199,600      257,857     $  3,847,066
   Executive Vice President                   1999       300,000       5,765,000     1,470,270      772,020            6,400
                                              1998       300,000       2,830,000       666,700      216,950            6,400

Jeffrey M. Peek............................   2000      $350,000    $  8,650,000    $4,641,440      232,071     $     15,405
    Executive Vice President                  1999       300,000       5,765,000     1,470,270      317,990        1,976,310
                                              1998       210,000       2,800,000       640,666      208,470           11,100

Stephen L. Hammerman.......................   2000      $400,000    $  7,100,000    $3,867,920      193,393     $     22,885
    Vice Chairman                             1999       400,000       5,600,000     1,470,270      305,270        1,673,334
                                              1998       400,000       2,105,000       533,876      173,730           11,450


(1)      Awards were made in January 2001 for performance in 2000.

(2) Awards consisted of restricted units payable at the end of five years. All awards have been valued for this table using the closing prices of common stock on the Consolidated Transaction Reporting System on the grant dates of the awards. The closing price on January 23, 2001, the effective date of the grants for performance in 2000, was $80.00. All restricted units vest three years following grant and may not be transferred for an additional two years after vesting. Restricted units convey to the holder all the rights of a stockholder except voting.

(3) During the applicable vesting and restricted periods, dividend equivalents are paid on restricted units. The dividend equivalents are equal in amount to the dividends paid on shares of common stock.

(4) The number and value of restricted shares and units held by the named executive officers as of December 29, 2000 are as follows: Mr. Komansky (87,692 shares and 103,050 units--$13,006,697); Mr. Davis
         (66,644 shares and 66,944 units--$9,109,366); Mr. O'Neal (64,376 shares and 68,004 units--$9,026,992); Mr. Peek (46,502 shares and 66,936 units--$7,735,337); and Mr. Hammerman (45,556 shares and 58,950 units--$7,126,264). These amounts do not include restricted units awarded in 2001 for performance in 2000.

(5) Amounts shown for 2000 consist of the following: (i) contributions made in 2000 by Merrill Lynch under our 401(k) Savings & Investment Plan (including, where applicable, cash payments made because of limitations imposed by the Internal Revenue Code) -- Mr. Komansky ($2,000); Mr. Davis ($2,000); Mr. Peek ($2,000); and Mr. Hammerman
         ($2,000); (ii) allocations made in 2000 by Merrill Lynch under our defined contribution retirement program -- Mr. Komansky ($20,400); Mr. Davis ($13,600); Mr. O'Neal ($6,400); Mr. Peek ($11,900); and Mr.
         Hammerman ($18,700); (iii) the dollar value of the premiums paid by Merrill Lynch with respect to the term portion of split dollar life insurance policies purchased on the lives of the named executives and their spouses -- Mr. Komansky ($7,539); Mr. Davis ($4,059); Mr.O'Neal

         ($3,666); Mr. Peek ($1,505); and Mr. Hammerman ($2,185); and
         (iv) the actuarial equivalent of the benefit to Mr. O'Neal of the aggregate premiums paid on the split dollar life insurance policy by Merrill Lynch over the life of the policy based on our assumptions regarding interest rates and life expectancy ($3,837,000). Merrill Lynch will recover the amount of the aggregate premiums paid by it.



                                 Stock Option Grants Made in Last Fiscal Year(1)
                                     Number of       % of Total
                                    Securities         Options
                                    Underlying       Granted to       Exercise                        Grant Date
              Name                    Options       Employees in        Price        Expiration        Present
                                      Granted        Fiscal Year      Per Share        Date(2)         Value(3)
--------------------------------------------------------------------------------------------------------------------
David H. Komansky ............         314,263          0.9%            $77.5625      1/23/2011       $7,951,133
Thomas W. Davis...............         257,857          0.8              77.5625      1/23/2011        6,524,011
E. Stanley O'Neal.............         257,857          0.8              77.5625      1/23/2011        6,524,011
Jeffrey M. Peek...............         232,071          0.7              77.5625      1/23/2011        5,871,602
Stephen L. Hammerman..........         193,393          0.6              77.5625      1/23/2011        4,893,015



(1) Includes awards made in January 2001 for performance in 2000. Awards made in January 2000 for performance in 1999 are excluded.

(2)    All stock options vest on August 1, 2001.

(3) Valued using a modified Black-Scholes option pricing model. The exercise price of each stock option ($77.5625) is equal to the average of the high and low prices on the Consolidated Transaction Reporting System of a share of common stock on January 23, 2001, the date of grant. The assumptions used for the variables in the model were: 35.87% volatility (which is the volatility of the common stock for the 120 months preceding grant); a 5.25% risk-free rate of return (which is the yield as of the date of grant on a U.S. Treasury Strip (zero-coupon bond) maturing in February 2008, as quoted in The Wall Street Journal); a 0.83% dividend yield (which was the dividend yield on the date of grant); and a 7-year option term (which is the expected term until exercise). A discount of 25% was applied to the option value yielded by the model to reflect the non-marketability of employee stock options. The actual gain that executives will realize on their stock options will depend on the future price of the common stock and cannot be accurately forecast by application of an option pricing model.

          Aggregated Stock Option Exercises Made in Last Fiscal Year
                       and Fiscal Year-End Option Values


                                                                          Number of Securities         Value of Unexercised
                                                                         Underlying Unexercised        In-the-Money Options
                                                                       Options at Fiscal Year-End      at Fiscal Year-End(1)
                                                                       -----------------------------------------------------------
                                      Shares
                                   Acquired on           Value
              Name                   Exercise         Realized(2)      Exercisable   Unexercisable   Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
David H. Komansky..........           320,000(3)      $14,469,992       2,965,784      1,568,622     $163,432,180    $55,769,232
Thomas W. Davis............           226,800          14,103,181         508,280        699,430       26,388,830     21,335,432
E. Stanley O'Neal..........           539,634          26,852,903               0      1,096,530                0     31,014,323
Jeffrey M. Peek............            82,000           3,776,844         533,802        607,040       29,024,734     18,611,162
Stephen L. Hammerman.......           440,000          20,020,476       1,201,186        575,120       68,422,332     17,853,484

   (1) These valuations represent the difference between $68.19, the closing price of a share of common stock on December 29, 2000 on the Consolidated Transaction Reporting System, and the exercise prices of these stock options.

   (2) These valuations represent the difference between the average of the high and low prices of a share of common stock on the Consolidated Transaction Reporting System on the date of exercise and the exercise prices of the stock options exercised.

   (3) Mr. Komansky elected to defer the gain received upon the exercise of these stock options. He continues to hold 295,368 stock units as a result of this deferral.


Pension Plan Annuity and Supplemental Annuity

         In 1988, we terminated our defined benefits pension plan. To pay pension plan benefits to the vested participants, we purchased a group annuity contract from Metropolitan Life Insurance Company with a portion of the terminated pension plan assets. The executive officers named in the Summary Compensation Table are eligible to receive an annuity amount on retirement, adjusted to reflect cost of living increases in accordance with IRS limits. Merrill Lynch participates in the actuarial experience and investment performance of the annuity assets.

         Those retiring at age 65 with at least 10 years of pension plan participation will receive up to the maximum amount permitted by law for the year in which the annuity payments are made. In 2000, the maximum amount was $126,000 for those born between 1938 and 1954. Those retiring at an earlier retirement age will receive reduced annuity payments.

         If annuity payments are payable as straight life annuities, they will not exceed the following annual amounts: $103,655 for Mr. Komansky; $85,015 for Mr. Davis; $5,679 for Mr. O'Neal; $54,825 for Mr. Peek; and $100,466 for Mr. Hammerman. These amounts reflect an offset for estimated social security benefits, as required by the terms of the terminated pension plan.

         In January of 1997, we entered into an annuity agreement with Mr. Komansky that provides for supplemental annuity payments to Mr. Komansky and his surviving spouse. Mr. Komansky is entitled to the annuity if he retires or dies while employed by Merrill Lynch. The payment will be made monthly in the form of a life annuity, or a 10-year certain and life annuity, or a 50% or 100% joint and survivor life annuity. The annual amount of his annuity will be equal to either: (1) $1,620,000 if payable as a straight life annuity or a 10-year certain and life annuity, or (2) $1,370,000 if payable as a 50% or 100% joint and survivor life annuity. These amounts will be subject to the following adjustments:

o Deduction of: (1) the dollar amount of the pension plan annuity described above; (2) the combined annuity value at retirement of account balances attributable to our contributions to the 401(k) Savings & Investment
   Plan and the Retirement Accumulation Plan and to the allocations under the Employee Stock Ownership Plan, and (3) 50% of the annual social security retirement benefit amount receivable at retirement at age 65 (computed as of his actual retirement date if earlier than age 65).

o  Semi-annual adjustment for inflation until the commencement of payments.

         Severance Agreements

         We have severance agreements with certain members of our executive and senior management. These agreements provide for payments and other benefits if: (1) there is a "Change in Control" of Merrill Lynch, and (2) employment terminates for a qualifying reason, such as being terminated without "Cause" or leaving employment for "Good Reason" (as these terms are described in the severance agreements).

         Under each agreement, if a member of executive or senior management is entitled to severance compensation, that employee will receive:

o a lump sum payment equal to the lesser of: (A) 2.99 times the employee's average annual W-2 compensation for the five years before termination, and (B) 2.99 times the employee's average annual salary, bonus, and the grant value of stock-based compensation for the five years before termination,

o the value of various insurance benefits for 24 months after termination, plus an amount covering income taxes on that payment, and

o a payment of the retirement contribution, plus an amount covering income taxes on that payment, that the employee would have been eligible to receive from us under the terms of our retirement program if the employee had been employed by us for an additional 24 months at his or her highest annual rate of compensation during the 12 months before termination.

         Any payments under the severance agreements will be in addition to amounts payable under certain stock-based plans, including our Long-Term Incentive Compensation Plan (the "LTICP"), except as otherwise provided in the severance agreements. The LTICP provides for early vesting and payment if an employee is terminated under circumstances described in the LTICP.

                           Compensation of Directors


         Fees and Expenses

         In addition to reimbursement of the expense of attending meetings, we paid non-employee directors in 2000:

     o   base compensation of $55,000.

     o   $15,000 for chairing the Management Development and Compensation
         Committee.

     o   $15,000 for chairing both the Audit and the Finance Committees.

     o $10,000 for chairing each of the Public Policy and Responsibility and Nominating Committees.

         We did not pay other committee members compensation for their service as members.

         Non-employee directors are entitled to defer all or a portion of their base compensation and committee fees. Deferred payments are held in accounts with values indexed either to (a) the performance of selected mutual funds or certain sponsored employee partnerships, or (b) the performance of our common stock, including reinvested dividends.


         Stock Compensation

         We also grant non-employee directors (a) deferred units (representing our obligation to pay the value of one share of common stock) and deferred stock units (representing our obligation to deliver one share of our common stock) valued at $50,000 each when they join our Board of Directors, and (b) in the month following the fifth Annual Meeting after their most recent grant, additional deferred units and deferred stock units valued at $50,000. The grant value of deferred units or deferred stock units is reduced proportionately for directors retiring in less than five years. In addition, each non-employee director is eligible for an annual $10,000 grant of deferred units.

     o Deferred units and deferred stock units are payable at the end of a five-year deferral period, or earlier if the non-employee director's service on the Board of Directors ends. The grants are pro-rated if a director's service ends prior to scheduled retirement for any reason other than death.

    o While outstanding, the units receive dividend equivalents, but may not vote.

    o    Payment of the units may be deferred.

         Retirement

         Each non-employee director who has served for five years (or has reached age 65 with at least one year of service) and who then ceases to serve on the board for any reason other than removal for cause is entitled to receive a pension benefit. The beneficiary(ies) or estate of each non-employee director is entitled to receive a death benefit if he or she dies during his or her term. The annual base compensation of a non-employee director (currently $55,000) at the end of his or her service on the board or death and his or her age and length of service determines the amount of each of these benefits. Although the amount and method of payment of each of these benefits cannot be determined until the time of entitlement, it will not be more on an annualized basis than the non-employee director's annual base compensation at the time he or she ceases to serve on the board or dies.

         Benefits

         We offer medical insurance benefits to non-employee directors and eligible family members. These benefits are generally comparable to those offered to our employees, except that we provide these benefits on a non-contributory basis and with differences in deductible, coinsurance and lifetime benefits. We also offer life and business travel insurance benefits to non-employee directors. In the 2000 fiscal year, the value of medical insurance coverage that we provided was $666 for Mrs. Conway, $1,776 for Mr. Hoover, and $1,776 for Mr. Phelan. The value of life insurance coverage which we provided for Mrs. Peters was $618.


          Compensation Committee Interlocks And Insider Participation

         The members of the MDCC are named in the table on page 9. None of these individuals has ever been an officer or employee of Merrill Lynch or any of its subsidiaries and no "compensation committee interlocks" existed during the 2000 fiscal year.

                             Performance Graph

         The following performance graph compares the performance of our common stock for the last five years to that of the S&P 500
Index, the S&P Financial Index, and two indices based on the common stock of the following two groups of peer companies:


                     Company                                     Peer Group #1       Peer Group #2

               A.G. Edwards, Inc.                                      X                  X
               The Bear Stearns Companies Inc.                         X                  X
               The Charles Schwab Corporation                          X                  X
               The Chase Manhattan Corporation                                            X
               Citigroup Inc.                                          X                  X
               The Goldman Sachs Group, Inc.                                              X
               J.P. Morgan  & Co. Incorporated                         X                  X
               Lehman Brothers Holdings Inc.                           X                  X
               Morgan Stanley Dean Witter & Co.                        X                  X
               Paine Webber Group Inc.                                 X

         Peer Group #1 consists of the companies included in the peer group in Merrill Lynch's 2000 Proxy Statement. Peer Group #2 is a new group that reflects the following changes to last year's peer group: The Goldman Sachs Group, Inc. (which first issued publicly traded stock on May 4, 1999) and The Chase Manhattan Corporation (which merged with J.P. Morgan & Co. Incorporated on December 31, 2000) have been added, and Paine Webber Group Inc. (which merged into UBS AG on November 3, 2000 and is no longer a U.S. publicly traded company) has been removed.

         The graph assumes that the value of the investment in our common stock and each of the four named indices was $100 at December 29, 1995 and that all dividends were reinvested. Points on the graph represent the performance as of the last Friday in December of the specified year, the day of Merrill Lynch's fiscal year-end. Stock price performance shown on the graph is not necessarily indicative of future price performance.





                             [Performance Graph]





                      1995      1996      1997      1998       1999      2000
                      ----      ----      ----      ----       ----      ----
 Merrill Lynch         100       168       274        294       346       572
 S&P 500 Index         100       125       155        201       242       220
 S&P Financial Index   100       140       186        214       222       280
 Peer Group #1         100       144       222        273       424       516
 Peer Group #2         100       150       211        266       386       450

                             Certain Transactions


         Some directors, executive officers and their associates may from time to time borrow money from Merrill Lynch in the form of margin account loans, mortgage loans, revolving lines of credit, and other extensions of credit. These transactions are entered into in the ordinary course of business on substantially the same terms, including interest rates and collateral provisions, as those prevailing at the time for comparable transactions with our other customers.

         For some credit products, interest rates charged were the lowest rates charged to other customers, or were at the rates charged to our employees. These transactions did not involve more than the normal risk of collectibility or other unfavorable features. Our directors, officers, and employees are entitled to receive certain discounts, or waivers of fees or commissions, for products and services offered by our subsidiaries.

         State Street Bank and Trust Company is the beneficial owner of more than 5% of the outstanding shares of our common stock. We and certain of our subsidiaries have engaged in transactions in the ordinary course of business with State Street and with certain of its affiliates. These transactions were on substantially the same terms as comparable transactions with other customer organizations.

         We performed investment banking, financial advisory, and other services in the ordinary course of our business, for certain corporations with which some of our directors are affiliated.

         The law firm of Gibson, Dunn & Crutcher LLP performed legal services for Merrill Lynch and for mutual funds advised by Merrill Lynch. Aulana L. Peters, one of our directors, retired as a partner of this law firm during 2000.

         The current directors who were also directors between 1984 and 1988 are named defendants in a 1991 consolidated stockholder derivative action in the Supreme Court of New York, New York County. Unspecified damages are sought in connection with transactions between Merrill Lynch and Guarantee Security Life Insurance Company.

                     Fees Paid to Our Independent Auditors


         Audit Fees: The aggregate fees billed for professional services rendered by Deloitte & Touche LLP, our independent auditors, in connection with the audit and review of our 2000 financial statements was $20,115,000.

         Financial Information Systems Design and Implementation Fees: The aggregate fees billed for professional services rendered in connection with financial information systems design and implementation by Deloitte & Touche LLP was $6,746,028.

         All Other Fees: The aggregate of all other fees billed for professional services, including fees for audit-related activities, rendered during 2000 by Deloitte & Touche LLP was $32,837,413.

         The Audit Committee has considered whether the services rendered by our independent auditors with respect to the foregoing fees are compatible with maintaining their independence.


               Stockholder Proposals for the 2002 Annual Meeting

         If you intend to present a proposal at our 2002 Annual Meeting and wish your proposal to be included in the proxy statement for that meeting you must submit your proposal in writing to us at the following address: Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038-2510,
Attention: Corporate Secretary. We must receive your proposal no later than November 16, 2001.

         The persons named as proxies for the 2002 Annual Meeting will generally have discretionary authority to vote on any matter which a stockholder presents for action at that meeting. If we receive notice from a stockholder of:

o a nomination for the election of a director at least 50 days but not more than 75 days before the Annual Meeting, or

o any other type of stockholder proposal at least 50 days before the Annual Meeting,

then the people named as proxies may generally vote on those matters. In order for the people named as proxies to exercise their discretionary authority to vote on a matter presented by a stockholder for action at the meeting, we must include in the proxy statement advice on the nature of the matter and how the persons named as proxies intend to vote. The proxies' ability to exercise discretionary authority may be limited by the SEC's rules governing stockholder proposals.

                                                                     Exhibit A


                                                        Adopted:  June 5, 2000



                            Audit Committee Charter



Purpose
-------

The Audit Committee (the "Committee") shall be appointed by the Board of Directors (the "Board") of Merrill Lynch & Co., Inc. (together with its affiliates, the "Company") to assist the Board in overseeing the preparation of the Company's consolidated financial statements, the Company's system of internal controls, including the Company's risk management and compliance functions, and the independence and performance of the Company's internal and independent auditors.

Membership
----------
The Committee's membership is determined by the Board and consists of at least three (3) Board members in accordance with the Company's By-Laws. The Committee shall meet all applicable requirements of the Audit Committee Policy of the New York Stock Exchange with respect to independence, financial literacy, and accounting or related financial management expertise, and any other matters required by the New York Stock Exchange or the Securities and Exchange Commission.

Authority
---------

The Committee shall have full, free and unrestricted authority to, and the ability to communicate with, the Company's senior management and employees, and internal and independent auditors and shall have the authority to retain outside third parties, as it determines appropriate, to fulfill its responsibilities.

The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with generally accepted accounting principles and of the Company's independent auditor to audit those financial statements. The Committee does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations, or generally accepted accounting principles.

The Committee shall have authority to take any and all acts that it deems necessary to carry out its oversight function, including but not limited to:

     1.       Financial Statements
              --------------------

         A. Reviewing with Company management and the independent auditor, the Company's audited consolidated financial statements, including the matters set forth in Statement of Auditing Standards No. 61, as well as related significant financial reporting issues, judgments, estimates made in preparing such financial statements and other matters required by professional auditing literature. After review, recommending to the Board whether the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K.

     2.       Independent Auditor
              -------------------

         A. Selecting, evaluating, and recommending to the Board the nomination of and, where appropriate, the replacement of, the independent auditor. The independent auditor shall be ultimately accountable to the Committee and the Board.

         B. Evaluating and satisfying itself as to the independence of the independent auditor by, among other things, (i) ensuring that the independent auditor periodically submits to the Committee a formal written statement delineating all relationships between such auditor and the Company;(ii) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact its objectivity and independence; and (iii) if appropriate, recommending that the Board take action to satisfy itself of the independence of the auditor.

         C. Reviewing the annual plan and scope of work of the independent auditor and monitoring any and all related fees for these and all other services.

         D. Discussing the adequacy of the Company's internal controls with the independent auditor.

     3.       Internal Audit
              --------------

         A.   Reviewing the annual plan and scope of work of Internal Audit.

         B. Reviewing, as appropriate, the results of internal audits and discussing related significant internal control matters with Internal Audit and with Company management.

         C. Discussing the adequacy of the Company's internal controls with Internal Audit.

         D. Reviewing the appointment and performance of the Company's Director of Internal Audit and the adequacy of resources to support Internal Audit.

     4.       Risk Management and Compliance
              ------------------------------

         A.   Overseeing the Company's risk management function.

         B.   Overseeing the Company's compliance function.

     5.       Meetings, Reports and Charter Review
              ------------------------------------

         A. Holding regular meetings of the Committee, reporting significant matters arising from such meetings to the Board and, at least once per year, meeting separately with the independent and internal auditors without Company management present.

         B. Providing the report of the Committee in the Company's annual proxy statement, as required by the rules of the Securities and Exchange Commission.

         C. Annually reviewing and assessing the adequacy of this charter and, if appropriate, recommending changes to the Board.

LOGO
Merrill Lynch & Co., Inc.
4 World Financial Center
New York, NY 10080


www.ml.com

                                                              Preliminary Copy

MERRILL LYNCH & CO., INC.         PROXY         Annual Meeting - April 27, 2001
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Stephen L. Hammerman and Thomas H. Patrick individually as proxies to vote as indicated on the back of this card all of my Merrill Lynch & Co., Inc. Common Stock at the Annual Meeting of Stockholders to be held on April 27, 2001, or at any adjournment of that meeting and, in their discretion, upon other matters that arise at the meeting. I also give each of them the ability to substitute someone else as proxy. I revoke any proxy previously given for the same shares of stock.

                    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN ON THE BACK OF THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED WITHOUT SPECIFIC INSTRUCTIONS AS TO ANY ITEM OR ALL ITEMS, IT WILL BE VOTED FOR THE ELECTION OF 3 DIRECTORS, FOR PROPOSALS
                    (2) AND (3), AND AGAINST STOCKHOLDER PROPOSAL (4).

--------------------------------------------      -----------------------------
        (Signature of Stockholder)                             (Date)


--------------------------------------------      -----------------------------
        (Signature of Stockholder)                             (Date)

Please vote on the reverse of this card. Sign, date and return this card promptly using the enclosed envelope. Sign exactly as name appears above. Each joint tenant should sign. When signing as attorney, trustee, etc., give full title.


----------------------------------------------------------      -----------------------------------------------------------------
The Board of Directors        The Board                         The Board of Directors                       The Board
recommends a vote FOR         Recommends                        recommends a vote AGAINST                    Recommends
proposals (1), (2) and (3)    ----------                        stockholder proposal (4)                     ----------
                                X                                                                                X
 ----------------------------------------------------------     -----------------------------------------------------------------
(1) The election to the       FOR               WITHHOLD        (4) Institute cumulative voting         FOR    AGAINST    ABSTAIN
    Board of Directors        all nominees      authority to
    of the 3 nominees named   listed (except    vote for all
    below for a term of       as indicated      nominees                                                [  ]    [  ]      [  ]
    3 years:                  to the            listed
                              contrary below)

    David H. Komansky
    Robert P. Luciano         [  ]               [  ]
    David K. Newbigging


(2) Amend the Certificate of  FOR        AGAINST     ABSTAIN
    Incorporation to
    increase the authorized   [  ]       [  ]        [  ]
    shares of common stock

(3) Amend the Employee Stock  FOR        AGAINST     ABSTAIN
    Purchase Plan to
    increase the authorized   [  ]       [  ]        [  ]
    shares

  Instruction:  To withhold authority to vote for one or more
  individual nominees, write the name(s) of such person(s) here:    _____________________________________________________________

                                                          (To be signed on the other side)

                           MERRILL LYNCH & CO., INC.

                       1986 EMPLOYEE STOCK PURCHASE PLAN

1.   Definitions.

"Account" means an Employee Stock Purchase Plan (BlueprintSM) account maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of ML & Co.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means the Management Development and Compensation Committee of the Board of Directors of ML & Co.

"Common Stock" means ML & Co. Common Stock, par value $1.331/3 per share.


"Current Eligible Compensation" for any pay period means the gross amount of Eligible Compensation with respect to which net amounts are actually paid in such pay period, provided that, for all Eligible Employees (other than officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934), the gross amount of any portion of incentive compensation, under ML & Co.'s Variable Incentive Compensation Program or Office Management Incentive Compensation Plan (or any equivalents, or successors thereto) or incentive compensation for Financial Consultants with pay frequencies other than monthly, with respect to which net amounts are paid on an accelerated basis in the last two months of the fourth calendar quarter of any Plan Year, shall be included in Current Eligible Compensation for the pay period beginning January 1 of the next following Plan Year only, and provided further that for officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934, any such accelerated gross amounts shall not be included as Current Eligible Compensation in either the Plan Year in which they were paid or the next following Plan Year.

"Default Dollar Amount" means the lesser of (i) the dollar amount payroll deduction, if any, as in effect for a Participating Employee as of the end of the previous Plan Year for this Plan or the Employee Stock Purchase Plan for Employees of Merrill Lynch Partnerships or (ii) the maximum dollar amount payroll deduction, if any, allowable for such Participating Employee for such Plan Year.

"Dollar Amount Eligible Compensation" for any Plan Year means the gross amount of Eligible Compensation paid during the calendar year two years prior to such Plan Year provided that, for all Eligible Employees (other than officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934) for the purpose of determining Dollar Amount Eligible Compensation for any Plan Year after 1992, the gross amount of any incentive compensation paid pursuant to ML & Co.'s Variable Incentive Compensation Program or Office Management Incentive Compensation Plan (or any equivalents, or successors thereto) or incentive compensation for Financial Consultants with pay frequencies other than monthly, with respect to which net amounts are paid on an accelerated basis in the last two months of the fourth calendar quarter of any year, shall be included as Dollar Amount Eligible Compensation in the next following calendar year only, and provided further that for officers of ML & Co., as defined in Rule 16a-1 under the Securities Exchange Act of 1934, any such accelerated gross amounts shall not be included as Dollar Amount Eligible Compensation in either the calendar year in which they were paid or the next following calendar year.

"Eligible Compensation" means base salary, asset gathering compensation, adjusted compensation, incentive compensation, overtime, bonuses and/or other regular payments, with such additions or deletions as may be determined by the Director of Human Resources to be necessary to provide consistency with other plans of ML & Co., subject to any applicable requirements or limitations under
Section 423 of the Code.

"Eligible Employee" means employees eligible to participate in the Plan pursuant to the provisions of Section 5.

"Fair Market Value" means the mean of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on the date in question or, if the Common Stock shall not have been traded on such exchange on such date, the mean of the high and low sales prices on such exchange on the first day prior thereto on which the Common Stock was so traded or such other amount as may be determined by the Committee by any fair and reasonable means.

"Investment Date" means the Friday immediately preceding the 15th day of the month following the end of each calendar quarter, or such other date as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

"ML & Co." means Merrill Lynch & Co., Inc., a Delaware corporation.


"Participating Employee" means an employee (i) for whom payroll deductions are currently being made or (ii) for whom payroll deductions are not currently being made because he or she has reached the limitation set forth in Section 7.

"Plan" means this Merrill Lynch & Co., Inc. 1986 Employee Stock Purchase Plan.


"Plan Year" means a calendar year.

"SIP" means the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan.


"Subsidiary" means any corporation not excluded by the Committee or its delegate, in its sole discretion, of which ML & Co. owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.   Purpose of the Plan.

The purpose of the Plan is to secure for ML & Co. and its stockholders the benefits of the incentive inherent in the ownership of ML & Co.'s capital stock by present and future employees of ML & Co. and its Subsidiaries. The Plan is intended to comply with the provisions of Sections 421, 423 and 425 [since the date of adoption of the Plan, Section 425 has been renumbered to
Section 424] of the Code and the Plan shall be administered, interpreted and construed in accordance with such provisions.

3.   Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 100,600,000 shares of Common Stock, subject to adjustment as provided in Section 13. Shares subject to the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently re-acquired by ML & Co. If and to the extent that any right to purchase reserved shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 13).

4.   Administration of the Plan.

The Plan shall be administered, at the expense of ML & Co., by the Committee. The Committee consists of not less than 3 members of the Board of Directors who are not officers or in the employ of ML & Co., who are not eligible, and for a period of one year prior to the commencement of their service on the

Committee have not been eligible, to participate in the Plan, who are non-employee directors within the terms of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and who shall serve at the pleasure of the Board of Directors. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to delegate duties and responsibilities under Plan in accordance with the terms of such Plan, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons.

5.   Eligible Employees.

All employees of ML & Co. and each Subsidiary shall be eligible to participate in the Plan, provided that each of such employees


     (a) is not in a group of key employees that, pursuant to Section 423(b)(4)(D) of the Code, the Committee or its delegate determines to be ineligible to participate in the Plan; and

     (b) has been employed by ML & Co. and/or any Subsidiary (or any predecessor thereof) for a period of one year, or for such shorter period (continuous or otherwise) as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code, and is employed by ML & Co. or any Subsidiary during the enrollment period for the Plan Year for which participation is to commence; and

     (c) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of ML & Co. or of a Subsidiary.


In determining stock ownership under this Section 5, the rules of Section 425(d) [since date of adoption of the Plan, Section 425(d) has been renumbered to Section 424(d)] of the Code shall apply and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee. Eligible Employees who have been or will be laid off or retired on the first day of a Plan Year cannot participate in such Plan Year.

6.   Election to Participate and Payroll Deductions.

Each Eligible Employee may elect to participate in the Plan during an applicable enrollment period.

Each Eligible Employee may elect to make payroll deduction contributions to the Plan (in the form of a percentage and/or a stated dollar amount) from Eligible Compensation or Current Eligible Compensation in accordance with such rules and limitations as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

Elections under this Section 6 are subject to the limits set forth in Section
7. All payroll deductions shall be credited, as promptly as practicable, to an account in the name of the Participating Employee and may be used by ML & Co. for any corporate purpose.

Unless he or she elects otherwise during an enrollment period, an Eligible Employee who is a Participating Employee in either this Plan or the Employee Stock Purchase Plan for Employees of Merrill Lynch Partnerships on the day before a Plan Year (or such other period as may be determined by the Committee or its delegate) commences will be deemed (i) to have elected to participate in the applicable period and (ii) to have authorized the same type of payroll deduction (i.e., percentage or dollar amount) for such period as in effect for such employee on the day before such period commences. That payroll deduction will be either the same percentage deduction or deductions in effect for such employee on the day before such period commences or the Default Dollar Amount, as applicable.

A Participating Employee may at any time cease participation in the Plan by filing the required election with ML & Co. The cessation will be effective as soon as practicable, whereupon no further payroll deductions shall be made, and payroll deductions not theretofore invested shall be invested as provided in Section 9. Any Participating Employee who ceases to participate may elect to participate in a subsequent applicable period, if then eligible. A Participating Employee may at any time during an applicable period, (but not more than such number of times as may be determined by the Committee or its delegate) change his or her payroll deductions by filing the required election with ML & Co., which change shall become effective with the first pay period of the first succeeding applicable period to which it may be practicably applied.

7.   Limitation of Number of Shares That an Employee May Purchase.

No right to purchase shares under this Plan shall permit an employee to purchase stock under all employee stock purchase plans of ML & Co. and its subsidiaries (as defined in Section 423 of the Code) at a rate which in the aggregate exceeds $25,000 of Fair Market Value of such stock (determined at the time the right is granted, which, in the case of this Plan, is the Investment Date) for each calendar year in which the right is outstanding at any time.

8.   Purchase Price.

The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the Fair Market Value of such share on the Investment Date, or such greater percentage as may be determined by the Committee or its delegate, subject to any applicable requirements or limitations under Section 423 of the Code.

9.   Method of Purchase and Investment Accounts.

As of each Investment Date, each Participating Employee shall be offered the right to purchase, and shall be deemed, without any further action, to have purchased, the number of whole and fractional shares of Common Stock determined by dividing the amount of his or her payroll deductions not theretofore invested by the purchase price as determined in Section 8. All such shares shall be maintained in separate Accounts for the Participating Employees. All dividends paid with respect to such shares shall be credited to each Participating Employee's Account, and will be automatically reinvested in whole and fractional shares of Common Stock, unless the Participating Employee elects not to have such dividends reinvested.

10.  Title of Accounts.

Each Account may be in the name of the Participating Employee or, if he or she so indicates in the appropriate election, in his or her name jointly with another person, with right of survivorship. A Participating Employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have an Account in his or her name as tenant in common with another person, without right of survivorship.

11.  Rights as a Stockholder.

At the time funds from a Participating Employee's payroll deductions account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of ML & Co. with respect to whole shares purchased under the Plan whether or not certificates representing full shares have been issued.

12.  Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are excercisable during his or her lifetime only by him or her.

13.  Adjustment in Case of Changes Affecting ML & Co.'s Common Stock.

In the event of a subdivision of outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 425 [since date of adoption of the Plan,
Section 425 has been renumbered to Section 424] of the Code.

14.  Retirement, Termination and Death.

In the event of a Participating Employee's retirement or termination of employment during a Plan Year or other applicable period, the amount of his or her payroll deductions not theretofore invested shall be refunded to him or her, and in the event of his or her death shall be paid to his or her estate, any such refund or payment to be made as soon as practicable after the next Investment Date.

15.  Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that will cause rights issued under it to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code, including stockholder approval if required.

16.  Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

     (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

     (b)  at any time, at the discretion of the Board of Directors.


In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be sold to Participating Employees on a pro rata basis.

17.  Effective Date of the Plan.

The Plan shall be effective as of October 23, 1986.

18.  Governmental and Other Regulations.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and ML & Co.'s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for ML & Co., be required.

19.  Indemnification of Committee.

Service on the Committee shall constitute service as a Director of ML & Co. so that members of the Committee shall be entitled to indemnification and reimbursement as Directors of ML & Co. pursuant to its Certificate of Incorporation, By-Laws, or resolutions of its Board of Directors or stockholders.